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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to incorporation by reference in the registration statements of Outlook Group Corp. on Forms S-8 (Nos. 33-44491 and 33-44075) of our reports dated June 26, 2000 on our audits of the consolidated financial statements and financial statement schedule of Outlook Group Corp. and Subsidiaries as of May 31, 2000 and 1999, and for the years ended May 31, 2000, 1999, and 1998, which reports are included in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
August 16, 2000